Exhibit 8.01

LIST OF SUBSIDIARIES OF AFYA LIMITED

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Afya Participações S.A. (“Afya Brazil”)	Brazil
Instituto Tocantinense Presidente Antônio Carlos Porto S.A. – (“ITPAC Porto”)	Brazil
Instituto Tocantinense Presidente Antônio Carlos S.A. – (“ITPAC Araguaína”)	Brazil
União Educacional do Vale do Aço S.A. – (“UNIVAÇO”)	Brazil
IPTAN - Instituto de Ensino Superior Presidente Tancredo de Almeida Neves S.A. (“IPTAN”)	Brazil
Instituto de Educação Superior do Vale do Parnaíba S.A. (“IESVAP”)	Brazil
Centro de Ciências em Saúde de Itajubá S.A. (“CCSI”)	Brazil
Instituto de Ensino Superior do Piauí	Brazil
Centro Integrado de Saúde de Teresina	Brazil
FADEP – Faculdade Educacional de Pato Branco Ltda	Brazil
Medcel Editora e Eventos S.A. (“Medcel”)	Brazil
Instituto Educacional Santo Agostinho S.A. (“FASA”)	Brazil
Instituto de Pesquisa e Ensino Médico do Estado de Minas Gerais Ltda (“IPEMED”)	Brazil
Instituto Paraense de Educação e Cultura Ltda	Brazil
Sociedade Universitária Redentor S.A. (“UniRedentor”)	Brazil
Centro Universitário São Lucas Ltda. (“UniSL”)	Brazil
PEBMED Instituição de Pesquisa Médica e Serviços Tecnológicos da Área da Saúde	Brazil
Faculdade de Ensino Superior da Amazônia Reunida – (“FESAR”)	Brazil
Centro Superior de Ciências da Saúde S/S Ltda. (“FCMPB”)	Brazil
iClinic Desenvolvimento de Software Ltda	Brazil
Medicinae Solutions S.A. (“Medicinae”)	Brazil
Medical Harbour Aparelhos Médico Hospitalares e Serviços em Tecnologia Brazil	Brazil
Cliquefarma Drogarias Online Ltda.(“Cliquefarma”)	Brazil
Shosp Tecnologia da Informação Ltda. (“Shosp”)	Brazil
Sociedade Padrão de Educação Superior Ltda. (“UnifipMoc”)	Brazil
Companhia Nilza Cordeiro Herdy de Educação e Cultura (“Unigranrio”)	Brazil
Instituto de Ensino Superior de Palhoça S/S Ltda. (“IESP PALHOÇA”)	Brazil
RX PRO Soluções de Tecnologia Ltda. (“RX PRO”)	Brazil
RX PRO LOG Transporte e Logística Ltda. (“RX PRO LOG”)	Brazil
União Educacional do Planalto Central S.A. (“UEPC”)	Brazil
BMV Atividades Médicas Ltda.	Brazil
NASPP – Núcleo de Atenção à Saúde e de Práticas Profissionalizantes Ltda.	Brazil
Cardiopapers Soluções Digitais Ltda.	Brazil
Quasar Telemedicina Desenvolvimento de Sistemas Computacionais Ltda.	Brazil
Sociedade Educacional e Cultural Sergipe DelRey Ltda.	Brazil